SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              LARSCOM INCORPORATED
             (Exact name of registrant as specified in its charter)


          Delaware                                        94-2362692
          --------                                        ----------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)



                            4600 Patrick Henry Drive
                          Santa Clara, California 95054
                                 (408) 988-6600
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


                          -----------------------------


Securities to be registered pursuant to Section 12(b) of the Act:


                                                     Name of each exchange on
Title of each class                                  which each class is to be
to be so registered                                  registered

Not Applicable                                       Not Applicable


Securities to be registered pursuant to Section 12(g) of the Act:


                 Class A Common Stock, par value $.01 per share
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

          The information required by this item describing the Class A Common Stock, par value $.01 per share, of Larscom Incorporated is incorporate by reference to the Registration Statement on Form S-1 (Registration No. 333-14001) in respect of the Class A Common Stock filed on October 11, 1996, including the section thereof captioned "Description of Capital Stock."


Item 2.   Exhibits.


          The securities described herein are to be registered pursuant to
Section 12(g) of the Act, and with Nasdaq National Market. Accordingly, pursuant to Part I of the Instructions as to Exhibits to Form 8-A, these Exhibits will be filed with NASDAQ, but not with the Commission.

          6.1 Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 in respect of the Class A Common Stock filed on October 11, 1996).

          6.2 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 in respect of the Class A Common Stock filed on October 11, 1996).

          6.3 By-laws of the Company (incorporated by reference to Exhibit 3.3 of the Company's Registration Statement on Form S-1 in respect of the Class A Common Stock filed on October 11, 1996).

          6.4 Amended By-laws of the Company (incorporated by reference to Exhibit 3.4 of the Company's Registration Statement on Form S-1 in respect of the Class A Common Stock filed on October 11, 1996).

          6.5 Proposed form of Registration Rights Agreement by and between Axel Johnson Inc. and the Company (incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1 in respect of the Class A Common Stock filed on October 11, 1996).

          7.1 Form of Certificate for Class A Common Stock, par value $.01 per share (to be filed by amendment).

                                    SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  LARSCOM INCORPORATED



                                  By:
                                     ------------------------------
                                     Name:     Deborah M. Soon
                                     Title:    President and Chief
                                                 Executive Officer

Date:  October 11, 1996